Exhibit 99.1

CONTRACT OF EMPLOYMENT FOR AN INDEFINITE PERIOD

The undersigned:

1.               FEI Electron Optics B.V., a private limited liability company, whose corporate seat is in Eindhoven and which has offices at 5 Achtseweg Noord, Gebouw AAE, 5651 GG Eindhoven, hereinafter referred to as “the Company”;

and

2.               R.H.J. Fastenau, born on March 2nd, 1953, residing at Briljant 10 in (5629 HG) Eindhoven, the Netherlands, hereinafter to be referred to as “the managing director”;

Undersigned 1 and 2 are hereinafter jointly referred to as the “Parties”;

Whereas:

•                  The managing director entered the employ of Company on December 1, 1981;

•                  The managing director was, with effect from May 1, 2001, appointed managing director under the articles of association of FEI Electron Optics B.V., pursuant to a resolution of the general meeting of shareholders;

•                  The parties desire to lay the employment contract down in writing;

Have agreed as follows:

1. Commencement, duration and termination

1.1                       This contract is transferred by operation of law from the Contract of Employment dated March 07, 2000 (Company: Philips Semiconductors) to the Company on September 1, 2006, and will continue for an indefinite period. Any potential severance payments will be according to applicable law.

1.2                       This contract is not subject to a collective (labour) agreement.

2. Position

2.1                       The managing director has the position of Managing Director (under the articles of association), Executive Vice President, Marketing and Technology.

2.2                     The managing director will discharge all duties for which he is responsible pursuant to the law, the articles of association of the company and this contract. He will act in accordance with the above as well as in accordance with the guidelines of the general meeting of shareholders of the company.

2.3                     The managing director will, if such is necessary for the proper fulfilment of his duties, perform other work than that which is directly connected to the position or will work overtime or during other times or at other locations than is customary, all this in so far as such can in all reasonableness be required by the company.

2.4                     The managing director will dedicate himself fully to the company. He will not, without the prior written permission of the general meeting of shareholders of the company, carry out any paid or unpaid (ancillary) activities for himself or for a third party, which might be injurious to the interests of the company. The general meeting of shareholders will have the right to attach certain conditions to said permission.

3. Salary and Allowance

3.1                       The managing director will receive a gross annual salary of € 245,000 (inclusive of a holiday allowance and

13th month). The salary, less the statutory and agreed deductions, will be paid in 12 equal monthly installments on or before the end of each month by means of a transfer to a bank account designated by the managing director.

3.2                       The managing director is eligible for a representation allowance of € 92 net per month. The purpose of the representation allowance is to pay for business-related costs such as lunches, parking, subscriptions, etc. More information will be provided upon hire regarding representation allowance.

3.3                       The managing director has chosen to take the company car per the European car policy (€ 1,050 per month as of the date of this contract).

4. Bonus plan

4.1                       The managing director shall participate in the “Management Bonus Program” at a target level of 60%.

4.2                       The managing director shall only be entitled to the bonus referred to in paragraph 4.1 if he is still in the Company’s employment at the time the bonus is paid.

4.3                       If the Company should (at any time) pay the managing director a bonus, this will emphatically not give the managing director an automatic right to payment of any bonus, to whatever extent, in subsequent years. Whether or not a bonus is paid will never create a right for the managing director to receive a bonus, not even if the Company has paid a bonus for years in succession.

4.4                       If the managing director should at any time be given a position other than the one mentioned in paragraph 2.1, the bonus plan will be discontinued.

4.5                       All other rules of the MBP plan apply. FEI reserves the right to change or modify the plan at its discretion.

5. Working week, hours of work, overtime and place of work

5.1                       The managing director is normally required to work 40 hours a week from Monday to Friday. The Parties will determine the hours of work by agreement.

5.2                       The managing director agrees to work overtime outside normal working hours at the Company’s request, if this is necessary for the proper performance of his duties. The gross salary referred to in paragraph 3.1 includes an allowance for overtime.

5.3                       The managing director will perform his duties at the Company’s place of business in Eindhoven. The Company is entitled to change this location if that is in the company’s interest.

6. Holidays

6.1                       The managing director is entitled to 25 days’ holiday per calendar year, based on a full working week of 40 hours. The holiday entitlement will be built up in proportion to the length of service and calculated in proportion to the number of months worked each year.

6.2                       Contrary to the provisions of section 638(2) of Book 7 of the Netherlands Civil Code, in good cooperation with the managing director, Company and The managing director will determine the beginning and end of holidays.

6.3                       If the managing director proves to have taken more days’ holiday than he had built up when he leaves the Company’s service, he will be charged for these days’ holiday or they will be deducted from the amount the Company still owes him.

6.4                       The managing director shall ensure that his taking holiday will not result in a disruption of the uninterrupted progress of the work within the company and that his duties are properly delegated during his absence.

6.5                       Holiday days must be taken in the calendar year in which they are fixed by the Company. Holiday days over and above the minimum required by law which are not taken may not be carried-over into the next holiday year unless the carry overs are in accordance with FEI Company policy for holiday carryover, payout, etc.

7. Sickness and unfitness for work

7.1                       If the managing director is unfit for work he must notify the Company of this without delay, but no later than 9:15 a.m. on the first day that he is unfit for work. When he reports sick, the managing director will supply the Company with the information the Company needs to decide whether or not he should continue to pay the managing director’s salary.

7.2                       If the managing director becomes unfit for work during a stay abroad, he must submit to medical treatment there without delay and ask the treating doctor for a declaration concerning his unfitness. The managing director must send this declaration, written in English or provided with an English translation, to the Company by return.

7.3                       During the first 52 weeks of sickness the Company will continue to pay 100% of the managing director’s last gross salary, as referred to in paragraph 3.1. If the managing director remains ill, the Company will pay 70% of the managing director’s last gross salary during, maximum, the following 52 weeks. As regards a possible extended obligation to pay salary, the Company will continue to pay salary during the period required by law. Any changes in law regarding sickness pay will automatically be adapted to this contract.

7.4                       The managing director is required to inform the Company of the measures he has taken to promote his cure, to supply the Company with information concerning what work the managing director is capable of despite his illness, to be present for control at home or at the place where he is being nursed at times prescribed by the Company and to visit a health and safety expert or medical expert consulted by the Company.

7.5                       The managing director is required to make control by the health and safety service provider possible. To this end it must be possible to reach him at his abode during his unfitness for work.

7.6                       If the managing director moves house, stays elsewhere temporarily or changes the address where he is being nursed, or if he returns home after a temporary stay elsewhere, he shall notify the Company and/or the health and safety service provider of this without delay.

7.7                       In consultation with the health and safety service provider the Company may temporarily offer the managing director other suitable work if he is still unfit to carry out his own work. This may also be suitable work for a third party. The managing director is required to carry out suitable work he is offered, unless there are urgent reasons why he should not. If the managing director claims that he isn’t fit to carry out the ordered suitable work, he should immediately ask the UWV for a second-opinion.

7.8                       Failure on the part of the managing director to carry out some or all of his obligations as referred to in paragraph 7 may result in any disciplinary action, starting with suspension or the discontinuance of salary payments.

7.9                       If the managing director’s unfitness for work is a direct or indirect consequence of an event for which a third party is liable, the Company is entitled to compensation from this third party in accordance with section 107a of Book 6 of the Netherlands Civil Code. On first demand by the Company, the managing director must supply the Company with all the information that may be necessary to establish the above entitlements vis-à-vis a third party or third parties, which may be directly or indirectly connected with the managing director’s unfitness for work.

8. Pension plan and other benefits

8.1                       The managing director will participate in the benefits and pension programs offered by the Company. The rules and provisions of these benefits apply in full to the managing director. The managing director understands that the Company reserves the right to change the benefit plans at its discretion.

9. Lease car

9.1                       The Company will make a company car available to the managing director for use in the performance of his duties, with a maximum lease price as set out in the European Car Policy. The car will remain the property of the leasing company. If necessary the managing director will make it known to a third party that the car is the property of the leasing company.

9.2                       At the end of the managing director’s employment, he will make the car available to the Company, together with keys, documents and other accessories. If the managing director is sick for a period of more than one month, or if the managing director is suspended for a period of more than one month, for whatever reason, the Company will be entitled to suspend the use of the company car until the managing director is fit for work again, without any compensation being due for the lack of the use of the car for private purposes.

9.3                       In addition to use for business purposes, the managing director is entitled to use the car for private purposes inside and outside the Netherlands, with reference to the European Car Policy applying within the Company’s company.

9.4                       The managing director is aware of the fact that private use of the car results in a statutory addition being made to his taxable income. This addition and any resulting income tax liability shall be for the risk and account of the managing director.

9.5                       If the managing director damages the car and/or commits traffic offences in performance of his contract of employment, the managing director will be liable for the loss arising as a result, provided this is a consequence of his acting deliberately or recklessly. If the managing director damages the car and/or commits traffic offences otherwise than in performance of his contract of employment, the managing director will be liable for the loss arising as a result, to the extent this loss is not covered by insurance, and the Company can recover this loss from him. Commuting is deemed to fall within the performance of his contract of employment.

9.6                       If the managing director voluntarily terminates employment prior to the lease car expiration period, the managing director must pay the lease break fee or personally take over the lease.

9.7                       The managing director agrees to follow the terms of the European Car Policy and understands that the policy may be subject to change by the Company. The managing director also acknowledges that a change in function or position may result in a change to the car benefit per the terms of the Company policy.

10. Confidentiality

The managing director declares that he will, both during and after his employment by the Company, observe complete confidentiality concerning everything that comes to his knowledge in connection with the performance of the present contract and afterwards, concerning the work, the organization, the internal and external contacts and business relationships of the Company and the personnel of the Company to the extent that disclosure of such confidential information would cause injury to Company.

11. Documents and Property

11.1               The managing director is not permitted in any way whatsoever to have in his possession or to keep documents and/or data carriers and/or property belonging to the Company relating to the affairs of the Company made available to him in connection with his duties with the Company, except to the extent and for as long as required for the performance of his duties for the Company.

11.2               The managing director is required to return such documents and/or data carriers and/or property to the Company at the end of his employment, no later than the last working day or on first demand by the Company, without retaining copies of them.

12. Ban on working for third parties

12.1               The managing director is required to notify the Company of any other work he carries out or intends to carry out which may affect the interests of the Company.

12.2               Save with the prior written consent of the Company, the managing director may not during his employment carry out work for another Company:

•                  which may in any way whatsoever compete with the activities or interests of the Company and/or

•                  which may occupy the managing director to such an extent that he is no longer able to perform his duties properly and/or

•                  which may harm the good reputation of the Company.

13. Business relations clause

Save with the prior written consent of the Company, the managing director may not in any way during a period of twelve months after the ending of his employment enter into or maintain business relations with (former) business relations of the Company if entering into such a relationship causes injury to the Company.

14. Ban on enticing employees away

Save with the prior written consent of the Company, the managing director may not approach employees of the Company in order to persuade them to terminate their employment with the Company. Nor may the managing director employ such employees directly or indirectly or have them work for him during a period of twelve months after termination of the contract between the Parties.

15. Ban on accepting remuneration and/or gifts

Save with the prior written consent of the Company, the managing director may not directly or indirectly accept or demand remuneration or gifts in any form whatsoever from third parties, unless they are customary business gifts of little value.

16. Administrative obligations

The managing director is required to co-operate in the administrative procedures connected with the contract of employment. These include co-operating in the obligations applying under the Compulsory Identification Act (Wet op de Identificatieplicht), supplying and/or completing statements in connection with wage tax and social security legislation, etc.

17. Penalty clause

The managing director is in default by operation of the law if he acts in violation of his obligations under paragraphs 10 to 16 and shall be liable to pay a penalty, intended for the Company, in the amount of €10,000 for each violation and, if applicable, a penalty of €2,500 for every day the violation or default continues, without prejudice to the Company’s right to require performance of the contract and without prejudice to the Company’s right to claim full compensation instead of the penalty. Sections 650(3) and (5) of Book 7 of the Netherlands Civil Code shall not apply to the penalty clause.

18. Associated companies

Where the term “Company” is used herein, this shall include associated companies belonging to the same concern or group as the Company, and companies in which the Company participates in any way.

19. Intellectual property

19.1               All intellectual and industrial property rights, including copyrights, trademarks and patents, in publications and other works produced or edited by the managing director in connection with the performance of his employment with the Company, vest in the Company, irrespective of whether this was done during working hours. The managing director is required to transfer intellectual property rights, both inside and outside the Netherlands, to the Company as soon as possible, to the extent these rights do not already vest in the Company by law and/or contract. The managing director acknowledges that his salary includes compensation for the fact that intellectual property rights do not vest in him and that, where necessary, he transfers these rights to the Company.

19.2               In the event of a dispute between the Company and the managing director concerning intellectual and/or industrial property rights, the Company will be presumed to be the person entitled to those rights, subject to proof to the contrary on the part of the managing director.

19.3               Within the limits of the law the managing director waives the rights referred to in section 25 of the Netherlands Copyright Act 1912.

20. The Employee Handbook

20.1             The Employee Handbook and the Code of Conduct applying within the company is applicable to this contract of employment.

20.2             The managing director declares that he has received a copy of the current Employee Handbook and the Code of Conduct. The managing director consents in advance to the Company’s right to modify the Employee handbook, the Code of Conduct and other policies in its discretion.

21. Termination of the contract

21.1               This contract may be terminated by either the company and the managing director on or before the end of a calendar month, in which respect a notice period of 3 months applies on the part of the managing director and a notice period of 6 months on the part of the company, all this without prejudice to the provisions of the articles of association of the company relating to suspension and dismissal of the managing director.

21.2               Notice of termination may only be effected in writing by registered post on or before the end of a calendar month.

21.3               The employment will in any case end on the last day of the month in which the managing director reaches pensionable age.

21.4               On termination of this contract, the managing director will be obliged to immediately return all documents or other property made available to him by the company.

22. Prior agreements and additions

22.1             All prior agreements or arrangements, whether oral or written, are cancelled by the present contract of employment.

22.2               In the event that any stipulation of this contract should prove null and void this will not affect the binding nature of the remaining stipulations. The invalid stipulation will be replaced by an alternative legally valid stipulation, which the parties would have agreed on if they had been aware of the invalidity, such with due observance of the intended object of the parties.

22.3             Additions to this contract must be confirmed by the Company in writing.

23. Unilateral modification clause

The Company reserves the right to modify unilaterally any term of employment occurring in this contract of employment or arising out of it, provided he has such a grave interest in doing this that the managing director’s interest which is prejudiced by the modification must give way to this according to standards of reasonableness and fairness.

24. Applicable law and forum

This contract is governed by Dutch law. The Dutch courts have exclusive jurisdiction over disputes arising directly or indirectly from this contract.

Thus agreed and signed in duplicate at Eindhoven on November 28, 2006.

For FEI Electron Optics B.V.	The managing director
By its ultimate sole Shareholder,	R.H.J. Fastenau
FEI Company

/s/ Don Kania	/s/ R.H.J. Fastenau
Don Kania, President and CEO